                                                                   EXHIBIT 10.24

           INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

                          Dated as of September 4, 1998

                                 by and between

                 NEW ENGLAND TELEPHONE & TELEGRAPH COMPANY, dba
                          BELL ATLANTIC - MASSACHUSETTS

                                       and

                       COMMUNITY NETWORKS OF MASSACHUSETTS

           INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

         This Interconnection Agreement (this "Agreement"), under Sections 251 and 252 of the Telecommunications Act of 1996 (the "Act"), is effective as of the 4th day of September, 1998 (the "Effective Date"), by and between New England Telephone & Telegraph Company, Inc. d/b/a Bell Atlantic - Massachusetts ("BA"), a New York corporation with offices at 185 Franklin Street, Boston, Massachusetts 02110, and Community Networks of Massachusetts ("Community"), a Delaware corporation with offices at 45-18 Court Square, Suite 502, Long Island City, New York 11101 (each a "Party" and, collectively, the "Parties").

         WHEREAS, Community has requested that BA make available to Community interconnection, service and unbundled network elements upon the same terms and conditions as provided in the Interconnection Agreement (and amendments thereto) between AT&T Communications of New England, Inc. ("AT&T") and BA, dated April 13, 1998, for Massachusetts, approved by the Massachusetts Department of Telecommunications and Energy ("Department") on May 18, 1998 under Section 252 of the Act (the "Separate Agreement") and attached as Appendix 1 hereto; and

         WHEREAS, BA has undertaken to make such terms and conditions available to Community hereby only because and, to the extent required by, Section 252(i) of the Act.

         NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Community and BA hereby agree as follows:

         1.0 Incorporation of Appendix by Reference

         1.1 Except as expressly stated herein, the terms and conditions of Appendix 1 hereto, with all Schedules and Exhibits thereto, are incorporated by reference in their entirety herein and form an integral part of this Agreement.

         1.2 References in Appendix 1 hereto to AT&T Communications of New England, Inc., or to AT&T shall for purposes of this Agreement be deemed to refer to Community.

         1.3 References in Appendix 1 hereto to the "Effective Date", the date of effectiveness thereof and like provisions shall for purposes of this Agreement be deemed to refer to the date first written above. Unless terminated earlier in accordance with the terms of Appendix 1 hereto, this Agreement shall continue in effect until the Separate Agreement is terminated.

         1.4 All notices, affidavits, exemption-certificates or other communications to Community related to tax matters shall be sent to the following address:

                  Community Networks of Massachusetts
                  45-18 Court Square, Suite 502
                  Long Island City, New York 11101
                  Attn: Mr. T.J. Anderson

         1.5 All notices, affidavits, exemption-certificates or other communications to BA related to tax matters shall be sent to the following address:

                  Tax Administration
                  Bell Atlantic Corporation
                  1095 Avenue of the Americas
                  Room 3109
                  New York, New York 10036

         1.6 Notices to Community under General Terms and Conditions, Section 17, of Appendix 1 hereto shall be sent to the following address:

                  Community Networks of Massachusetts
                  45-18 Court Square, Suite 502
                  Long Island City, New York 11101
                  Attn: Mr. T.J. Anderson
                  Facsimile: (718) 706-9411

         1.7 Notices to BA under General Terms and Conditions, Section 17, of Appendix 1 hereto shall be sent to the following address:

                  Bell Atlantic Corporation
                  1095 Avenue of Americas
                  New York, NY 10036
                  Attn: President -Telecom Industry Services
                  Facsimile: (212) 597-2585

                  with a copy to:

                  Bell Atlantic Corporation
                  1095 Avenue of Americas
                  40th Floor

                  New York, NY 10036
                  Attn: General Counsel
                  Facsimile: (212) 597-2560

         2.0      Amendments and Clarifications

         2.1 The Parties agree that if any judicial or regulatory authority of competent jurisdiction determines (or has determined) that BA is not required to furnish any service or item or provide any benefit to telecommunications carriers otherwise required to be furnished or provided to Community hereunder, then BA may, at its sole option, avail itself of any such determination by providing written notice thereof to Community.

         2.2 Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that BA shall only be required to provide Combinations and any services related to its provision of Combinations to the extent (a) required by Applicable Law or (b) mutually agreed to by the Parties in writing after the date hereof.

         2.3 For the avoidance of doubt, the Parties acknowledge and agree that the term "Dedicated Transport", as described in Part II, Section 2.9.5.2 of Appendix 1 hereto, does not include within its definition transmissions between locations that include subscriber premises.

         2.4 The reciprocal compensation provisions set forth in this Agreement do not apply to Internet-bound traffic because such traffic is not local traffic.

         2.5 The entry into, filing and performance by BA of this Agreement does not in any way constitute a waiver by BA of any of the rights and remedies it may have to seek review of any of the provisions of the Separate Agreement, or to petition the Department, other administrative body or court for reconsideration or reversal of any determination made by any of them, or to seek review in any way of any portion of this Agreement in connection with Community's election under Section 252(i) of the Act.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 4th day of September, 1998.

COMMUNITY NETWORKS                BELL ATLANTIC
OF MASSACHUSETTS                  MASSACHUSETTS, INC.

By:                               By:
     ----------------------


Printed:                          Printed:  Jacob J. Goldberg
          -----------------                 -----------------
Title:                            Title:  President, Telecom Industry Services
          -----------------               ------------------------------------

                                    AGREEMENT

                                     between

                   New England Telephone and Telegraph Company
                                    d/b/a BA

                                       and

                    AT&T Communications of New England, Inc.

                           Dated as of April 13, 1998

                                TABLE OF CONTENTS


(1)      GENERAL TERMS AND CONDITIONS

(2)      PART I - Telecommunications Services Provided for Resale
                  Appendix A

(3)      PART II - Unbundled Network Elements and Combinations
                  Exhibit A - Bona Fide Request Process
                  Exhibit B - Timetable for Providing Elements

(4)      PART III - Service Description: Ancillary Functions
                  Exhibit A -
                  Appendix A - Collocation Schedule
                  Appendix B - Application for Collocation
                  Appendix C - Insurance Certification
                  Appendix D - Grounding Requirements
                  Appendix E - Construction Work Completion Notice

(5)      PART IV - Pricing Schedule
                  Exhibit A - Local and Toll Call Flows and Intercarrier Billing
                   in the Competitive Telecommunications Environment
                  Attachment A - Unbundled Network Elements
                  Attachment B - Call Flow Diagram

(6)      Attachment 1 - Definitions

(7)      Attachment 2 - Operations Plan and Implementation Team

(8)      Attachment 3 - Intentionally Omitted

(9)      Attachment 4 - Intentionally Omitted

(10)     Attachment 5 - Intentionally Omitted

(11)     Attachment 6 - Billing and Recording

                                TABLE OF CONTENTS
                          General Terms and Conditions

                                                                                                              Page
                                                                                                              ----



RECITALS..........................................................................................................1

DEFINITIONS.......................................................................................................2

GENERAL TERMS AND CONDITIONS......................................................................................2
         1.       Scope of the Agreement..........................................................................2
         2.       Term of Agreement; Termination..................................................................2
         3.       Transitional Support............................................................................4
         4.       Good Faith Performance..........................................................................4
         5.       Option to Obtain Local Services, Network Elements or .Combinations Under Other Agreements ......4
         6.       Responsibility of Each Party....................................................................5
         7.       Government Compliance...........................................................................5
         8.       Regulatory Matters..............................................................................6
         9.       Liability and Indemnity.........................................................................7
                  9.1      Indemnification........................................................................7
                  9.2      Limitation of Liability................................................................8
         10.      Payment Terms, Disputed Amounts and Audits......................................................8
                  10.1     Local Services.........................................................................8
                  10.2     Payment Terms - Other than Local Services..............................................9
                  10.3     Disputed Amounts - Other than Local Services..........................................10
                  10.4     Audits and Inspections................................................................13
                  10.5     Alternate Billing to Third Numbers....................................................14
                  10.6     Reciprocal Compensation...............................................................17
         11.      Service Standards..............................................................................19
         12.      OSS/Electronic Interfaces......................................................................19
         13.      Operations Plan and Implementation Team........................................................22
         14.      Force Majeure..................................................................................22
         15.      Certain State and Local Taxes..................................................................23
         16.      Dispute Resolution.............................................................................23
         17.      Notices........................................................................................27
         18.      Confidentiality................................................................................29
         19.      Number Portability.............................................................................30
                  19.1     Interim Number Portability............................................................30
                  19.2     Number Reassignment...................................................................33
         20.      Directory Listings and Directory Distributions.................................................33

         21.      Subscriber List Information....................................................................35
         22.      Miscellaneous..................................................................................35
                  22.1     Delegation or Assignment..............................................................35
                  22.2     Nonexclusive Remedies.................................................................35
                  22.3     No Third Party Beneficiaries..........................................................36
                  22.4     Referenced Documents..................................................................36
                  22.5     Governing Law.........................................................................36
                  22.6     Publicity and Advertising.............................................................36
                  22.7     Amendments or Waivers.................................................................36
                  22.8     Severability..........................................................................37
                  22.9     Entire Agreement......................................................................37
                  22.10    Survival of Obligations...............................................................37
                  22.11    Executed in Counterparts..............................................................37
                  22.12    Headings of No Force or Effect........................................................37
                  22.13    Joint Work Product....................................................................38
                  22.14    Nonexclusive Dealings.................................................................38
                  22.15    No License............................................................................38
                  22.16    Dialing Parity........................................................................38
                  22.17    Disclaimer of Warranties..............................................................38

                            INTERCONNECTION AGREEMENT

         This Agreement, which shall become effective upon the date executed in accordance with Section 2(a), is entered into by and between AT&T Communications of New England, Inc., a Massachusetts corporation, having an office at 32 Avenue of the Americas, New York, New York 10013 ("AT&T"), and New England Telephone and Telegraph Company, d/b/a Bell Atlantic -Massachusetts, a New York corporation, having an office at 185 Franklin Street, Boston, Massachusetts 02110 ("BA").

                                    RECITALS

         WHEREAS, the Telecommunications Act of 1996 (as amended or modified from time to time, the "Act") was signed into law on February 8, 1996; and

         WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and

         WHEREAS, the Federal Communications Commission (the "FCC") has issued rules to implement the Act (including In the Matter of the Local Competition Provisions in the Telecommunications Act of 1996, FCC 96-325 (hereinafter, as amended, modified, stayed or reconsidered from time to time, the "Order"); and

         WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which AT&T will interconnect with the BA network in the BA service territory within the Commonwealth of Massachusetts (the "MA Region") and BA will provide services to AT&T as required by the Act and Order and additional services as set forth herein; and

         WHEREAS, the Parties have arrived at this Agreement through negotiations and arbitration proceedings undertaken pursuant to the Act.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement and other good and valuable consideration, AT&T and BA hereby agree as follows:

                                   DEFINITIONS

         For purposes of this Agreement, certain terms have been defined in Attachment 1 and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word. Unless the context clearly indicates otherwise, any term defined or used in the singular shall include the plural. The words "shall" and "will" are used interchangeably throughout the Agreement and the use of either connotes a mandatory requirement. The use of one or the other shall not mean a different degree of right or obligation for either Party. A defined word intended to convey its special meaning is capitalized when used. Other terms that are capitalized, and not defined in this Agreement, shall have the meaning in the Act.

                          GENERAL TERMS AND CONDITIONS

1. Scope of the Agreement. This Agreement, together with all applicable tariffs as referenced herein (as in effect from time to time except with respect to those provisions in this Agreement in which it is expressly provided otherwise), set forth the terms, conditions and prices to which BA and AT&T have agreed in respect of the following: (a) Local Services, (b) certain unbundled network elements, (hereinafter collectively referred to as "Network Elements") or combinations of such Network Elements ("Combinations")*, (c) Collocation, (d) Number Portability, (e) Access to Rights of Way, Ducts, Conduits and Pole Attachments, (f) Directory Assistance and Operator Services and Directory Listings, (g) Reciprocal Compensation, (h) E911 and 911 services, (i) Meet-Point Billing, (j) Dialing Parity, (k) Transient Tandem Service, (1) Interconnection of AT&T's network to BA's network and (m) Access to Telephone Numbers. This Agreement includes the General Terms and Conditions, Parts I through IV, and their Attachments and all accompanying Appendices and Exhibits. Unless otherwise provided in this Agreement, the rights and obligations of the Parties hereunder shall apply throughout the MA Region.

------------------------
* The Parties acknowledge and agree that the issue of BA's obligation to combine unbundled Network Elements is presently before the Department in the Consolidated Arbitrations D.P.U. 96-73, 96-74, 96-80/81, 96-83 and before the U.S. Supreme Court. Accordingly, it is agreed that, pending a decision of either the Department or the U.S. Supreme Court requiring BA to provide combinations of unbundled Network Elements, BA has no obligation to combine unbundled Network Elements. When the Department, the U.S. Supreme Court or any court of competent jurisdiction issues a decision or order upon this issue, upon written request of either Party, the Parties agree to meet and expeditiously negotiate in good faith to arrive at modifications to this Agreement if necessary, to comply with such decision. Notwithstanding the foregoing, nothing in this Agreement shall prevent either Party from appealing or otherwise contesting the Department's or any court's decisions or orders.

2.       Term of Agreement; Termination.
         ------------------------------

         (a) The initial term of this Agreement shall commence on the date on which this Agreement has been executed by both Parties (the "Effective Date") and shall expire on April 12, 2001, except as otherwise provided in Section 2(d) below.

         (b) AT&T (i) shall, at BA's request, or (ii) may, at its option, nine months prior to the expiration of the Term, with respect to the entire Agreement, and/or eighteen months prior to the expiration of the Term, in the case of the terms and provisions with respect to Local Services set forth in Part I hereof (such terms and provisions, other than with respect to the wholesale discounts set forth in Part IV hereof, hereinafter the "Resale Terms"), make a request to BA to renegotiate all of the terms of this Agreement or the Resale Terms pursuant to Section 251(c)(1) of the Act. The date(s) of BA's receipt of such request(s) shall be hereinafter referred to as the "Renegotiation Request Date". The Parties agree that within sixty (60) days of such Renegotiation Request Date each Party will provide to the other a written description of its proposed changes to, and/or extension of, the terms of this Agreement or the Resale Terms. The Parties shall enter into negotiations on such proposed changes seventy-five (75) days after such Renegotiation Request Date.

         (c) In the event that, notwithstanding, the good faith efforts of both Parties, they are unable to agree on terms and conditions of a new agreement and/or new Resale Terms, then either Party may, beginning 135 days after the Renegotiation Request Date, file a petition for arbitration by the Department pursuant to
                  Section 252(b) of the Act.

         (d) The terms and conditions of this Agreement shall only continue in full force and effect until the Effective Date of the Department's decision pursuant to any petition filed under
                  Section 2(c) above (the "Arbitration Decision") if AT&T requests to renegotiate pursuant to Section 2(b) above; provided, however, that the prices, and, where feasible, any
                  --------  -------
                  other terms and conditions of this Agreement shall be trued up to conform with the Arbitration Decision back to the date of expiration of the Term or, with respect to modification of Resale Terms, back to the applicable Renegotiation Request Date.

         (e) Nothing in this Section 2 shall be construed as a waiver by either Party of its right to appeal any decision of the Department, including the Arbitration Decision.

         (f) Upon termination or expiration of this Agreement in accordance with this Section 2:

                  (i) each Party shall comply with its obligations set forth in paragraph (c) of Section 18 of the General Terms and Conditions of this Agreement;

                  (ii) each Party shall promptly pay all amounts (including any late payment charges or cancellation charges, if any) owed under this Agreement; and

                  (iii) each Party's obligations that by their terms continue in force and effect after termination or expiration of this Agreement (including, without limitation, indemnification obligations) shall survive termination or expiration of this Agreement.

3. Transitional Support. Upon the termination or expiration of this Agreement, AT&T may itself provide or retain another vendor to provide Local Services, Network Elements, Combinations or other access or services comparable to those furnished under the terms of this Agreement. BA agrees to cooperate with AT&T and to use commercially reasonable efforts to effect an orderly and efficient transition to AT&T or AT&T's new vendor, subject to the payment by AT&T to BA of the reasonable costs incurred in providing such cooperation.

4. Good Faith Performance. In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the provisions of the Act and the applicable effective provisions of the Order. Except to the extent a different standard is expressly set forth in this Agreement, in which case such other standard shall apply, where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement, (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement) such notice, approval or similar action shall not be unreasonably delayed or withheld.

5.       Option to Obtain Local Services, Network Elements or
         Combinations Under Other Agreements.
         -----------------------------------

         (a) If BA enters into an agreement approved by the Department or the FCC pursuant to Section 252 of the Act which provides for the provision in the Commonwealth of Massachusetts of services covered in this Agreement to another requesting Telecommunications Carrier (the "Other Agreement"), BA shall make available to AT&T upon request such Other Agreement to the extent required by Section 252(i) of the Act.

                  If AT&T enters into an agreement with a Telecommunications Carrier approved by the Department or the FCC pursuant to
                  Section 252 of the Act with respect to services in the Commonwealth of Massachusetts (the "Other AT&T Agreement"), then AT&T shall make available to BA upon request such Other AT&T Agreement to the extent required by Section 252(i) of the Act.

         (b) Notwithstanding the terms and provisions of paragraph (a) of this Section 5, in the event that as a result of any decision, order or determination of any judicial or regulatory authority, it is determined that all or any portion of such paragraph (a) above is found invalid or unenforceable, or if such decision, order or determination interprets Section 252 (i) to require BA to offer Telecommunications Carriers the right to select less than the entire Other Agreement, the Parties agree to abide by such decision, order or determination and to amend paragraph (a) of this Section 5 to the extent that it conflicts with such decision, order or determination.


6. Responsibility of Each Party. Each Party has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement, and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Subject to the limitations on liability set forth in Section 9 of the General Terms and Conditions of this Agreement and except as otherwise expressly provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by all applicable federal, state or local statutes, laws, rules, regulations, codes, orders, decisions, injunctions, judgments, awards and decrees (collectively, "Applicable Laws") in connection with its activities, legal status and property, real or personal, and (ii) the acts of its own affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder. Neither this Agreement, nor any actions taken by BA or AT&T in compliance with this Agreement, shall be deemed to create an agency, joint venture, or other relationship between AT&T and BA of any kind, other than that of purchaser and seller of services. Neither this Agreement, nor any actions taken by BA or AT&T in compliance with this Agreement, shall create a contractual, agency, or any other type of relationship or third party liability between BA and AT&T`s end users or others.

7.       Government Compliance.
         ---------------------

         7.1 The provisions of this Agreement are subject in their entirety to the applicable provisions of the Act and any other orders, restrictions and requirements of governmental and regulatory authorities with competent jurisdiction over the subject matter thereof and, in the event of any direct conflict between the provisions of this Agreement and the requirements of such governmental and regulatory authorities, the requirements of such authorities shall prevail.

         7.2 BA represents and AT&T acknowledges that BA is entering into this Agreement specifically in order to satisfy the obligations of BA as set forth in the Act and the Order.

         7.3 In the event that any legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement or the rights or obligations of either AT&T or BA hereunder or the ability of AT&T or BA to perform any material provision hereof, the Parties shall renegotiate in good faith such affected provisions with a view toward agreeing to acceptable new terms as may be required or permitted as a result of such legislative, regulatory, judicial or other legal action.

         7.4 Notwithstanding anything herein to the contrary, in the event that as a result of any decision, order or determination of any judicial or regulatory authority with jurisdiction over the subject matter hereof, it is determined that BA shall not be required to furnish any service or item or provide any benefit required to be furnished or provided to AT&T hereunder, then AT&T and BA shall promptly commence and conduct negotiations in good faith with a view toward agreeing to mutually acceptable new terms as may be required or permitted as a result of such decision, order or determination; provided, however, that BA expressly reserves all rights it may have to discontinue any such service or item or benefit provided under this Agreement to the extent permitted by any such decision, order or determination and AT&T expressly reserves all rights it may have to oppose any such discontinuance by BA.

         7.5 The Parties hereby agree that where a clause from the Interconnection Agreement between AT&T Communications of New York, Inc. and New York Telephone Company (the "NY Agreement") submitted to the New York Public Service Commission (the "NY PSC") has been incorporated in this Agreement and such clause or provision is subsequently amended in the NY Agreement to conform to an effective order of a governmental agency or court of competent jurisdiction resulting from an appeal of a NY PSC Order in Cases No. 96-C-0723 and No. 96-C-0724, such clause or provision shall be simultaneously amended in this Agreement to conform with any such amendments to the NY Agreement.

8.       Regulatory Matters.
         ------------------

         8.1 Each Party shall reasonably cooperate with the other in obtaining and maintaining any required regulatory approvals for which the Party is responsible in connection with the performance of its obligations under this Agreement.

         8.2 The Parties understand and agree that this Agreement will be filed with the Department and may thereafter be filed with the FCC. The Parties covenant and agree that this Agreement satisfies the requirements of an agreement under Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Department or the FCC under
                  Section 252 of the Act without modification, subject to the rights of the Parties to appeal or challenge arbitrated provisions or arbitration decisions. The Parties also reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement. In the event the Department, FCC or any court rejects this Agreement in whole or in part, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion(s). If such new terms are not renegotiated within 30 days after such rejection, the dispute shall be referred to the Dispute Resolution process set forth in Section 16 of the General Terms and Conditions of this Agreement.

9.       Liability and Indemnity.
         -----------------------

         9.1      Indemnification.
                  ---------------

                  (a) With respect to all matters under this Agreement other than Local Services (which shall be governed by the provisions of Appendix A to Part I of this Agreement), to the extent not prohibited by any Applicable Law, each Party (the "Indemnifying Party") shall indemnify and hold harmless the other Party ("Indemnified Party") from and against loss, cost, claim, liability, damage, and expense (including reasonable attorney's fees) to third parties for:

                           (i) damage to tangible personal property or for personal injury proximately caused by the negligence or willful misconduct of the Indemnifying Party, its employees, agents or contractors; and

                           (ii) claims for libel, slander, infringement of copyright arising from the material transmitted over the Indemnified Party's facilities arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers; and

                           (iii) claims for infringement of patents arising from combining the Indemnified Party's facilities or services with, or the using of the Indemnified Party's services or facilities in connection with, facilities of the Indemnifying Party.

                  (b) The Indemnified Party will notify the Indemnifying Party promptly in writing of any claims, lawsuits, or demands by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section, and, if requested by the Indemnifying Party, will tender the defense of such claim, lawsuit or demand. In the event the Indemnifying Party does not promptly assume or diligently pursue the defense of the tendered action, then the Indemnified Party may proceed to defend or settle said action and the Indemnifying Party shall hold harmless the Indemnified Party from any loss, cost, liability, damage and expense. In the event the Party otherwise entitled to indemnification from the other elects to decline such indemnification, then the Party making such an election may, at its own expense, assume defense and settlement of the claim, lawsuit or demand. The Parties will cooperate in every reasonable manner with the defense or settlement of any claim, demand, or lawsuit.

         9.2      Limitation of Liability.
                  -----------------------

                  (a) Except as otherwise provided in Section 9.1 of the General Terms and Conditions of this Agreement, no liability shall attach to either Party, its parents, subsidiaries, affiliates, agents, servants or employees for any cost, expense, claim, liability, damage, expense or other Loss in the absence of gross negligence or willful misconduct.

                  (b) Except as otherwise expressly provided in Section 9.1 of the General Terms and Conditions of this Agreement, no Party shall be liable to the other Party for any cost, expense, claim, liability, damage, expense or other Loss caused by the conduct of the other Party, the other Party's agents, servants, contractors or others acting in aid or concert with the other Party.

                  (c) In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including, but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages.

                  (d) Except as otherwise provided in Section 9.1 of the General Terms and Conditions, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the amount that is or would have been charged to the other Party by such negligent or breaching Party for the specific service(s) or function(s) not performed or improperly performed, and only for the period of time such service or function was not performed or improperly performed.

                  (e) Nothing in this Section 9.2 shall excuse the payment of any award of collocation remedies made pursuant to
                           Section 2.2.20.2 of Part III hereof or any remedy provided pursuant to Section 11 of the General Terms and Conditions of this Agreement.

10.      Payment Terms, Disputed Amounts and Audits.
         ------------------------------------------

         10.1     Local Services.
                  --------------

                  All payments, disputes in regard to payments and (except as provided in 10.4 below) audits for Local Services (if any) shall be on the terms and conditions set forth in Appendix A to Part I of this Agreement. All bills for Local Services provided to one Party by the other are due within thirty-one
                  (31) calendar days of the bill day (payment date) unless the billed Party is able to establish that the bill was not timely received (i.e., at least 20 days prior to the payment date), in which case the payment date shall be twenty (20) calendar days from the receipt of the bill. The Parties agree that Local Services wholesale bills will be rendered and received electronically. The above provisions shall be in addition to the terms and conditions of Appendix A to Part I of this Agreement and shall be interpreted as not in conflict therewith.

         10.2     Payment Terms - Other than Local Services.
                  -----------------------------------------

                  This Section 10.2 does not apply to Local Services. Except for alternately billed calls and meet-point billed calls, each Party shall bill on a current basis all charges incurred by and credits due to the other Party under this Agreement attributable to services established, discontinued or performed during the preceding billing period. In addition, either Party may bill in advance charges for all services to be provided during the ensuing billing period except for charges associated with measured service usage which will be billed in arrears. The bill day (i.e., the billing date of a bill for a Party for services under this Agreement), the period of service each bill covers, and the payment date will be as follows:

                  (a) Each Party will establish a bill day each month for the other Party's account. If payment is not received by the payment date, as set forth in (b) following, in immediately available funds, a late payment penalty will apply as set forth in (b) following.

                  (b) All bills dated as set forth in (a) preceding for service provided to one Party by the other are due within thirty-one (31) calendar days (payment date) unless the billed Party is able to establish that the bill was not timely received (i.e., at least 20 days
                                                         ----
                           prior to the payment date), in which case the payment date shall be twenty (20) calendar days from the receipt of the bill. All bills are payable in immediately available funds. If such payment date would cause payment to be due on a Saturday, Sunday or Legal Holiday, payment for such bills will be due from the billed Party as follows:

                           (i) If such payment date falls on a Sunday or on a Legal Holiday which is observed on a Monday, the payment date shall be the first non-holiday day following such Sunday or Legal Holiday.

                           (ii) If such payment date falls on a Saturday or on a Legal Holiday which is observed on Tuesday, Wednesday, Thursday or Friday, the payment date shall be the last non-holiday day preceding such Saturday or Legal Holiday.

                           (iii) Further, if any portion of the payment is received by the billing Party after the payment date, or if any portion of the payment is received by the billing Party in funds which are not immediately available to the billing Party, then a late penalty shall be due to the billing Party. The late payment penalty shall be the portion of the payment not received by the payment date or not immediately available times a late factor. The late factor shall be the lesser of:

                                    (x)     The highest interest rate (in
                                            decimal value) which may be allowed
                                            by law for commercial transactions,
                                            for the number of days from the
                                            payment date to and including the
                                            date that the billed Party, actually
                                            makes the payment to the billing
                                            Party, or

                                    (y)     0.0005 per day, simple interest, for
                                            the. number of days from the payment
                                            date to and including the date that
                                            the billed Party actually makes the
                                            payment to the billing Party.

         10.3     Disputed Amounts -Other than Local Services.
                  -------------------------------------------

                  Except with respect to Local Services, in the event that a billing dispute occurs concerning any charges billed to the billed Party by the billing Party the following provisions will apply.

                  (a) The first day of the dispute shall be the date on which the billed Party furnishes in writing the billing Party with the account number under which the bill has been rendered, the date of the bill and the specific items on the bill being disputed.

                  (b) If the Parties are unable to resolve the issues related to the disputed amounts in the normal course of business within ninety (90) days after delivery to the billing Party of notice of the disputed amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

                  (c) If the Parties are unable to resolve issues related to the disputed amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to paragraph (b) above, then the matter shall be decided pursuant to Section 16 of the General Terms and Conditions of this Agreement.

                  (d) The Parties agree that all negotiations pursuant to this Section 10.3 with respect to disputed amounts shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                  (e) If a billing dispute is resolved in favor of the billing Party, any payments withheld pending resolution of the dispute shall be subject to the late payment penalty as set forth in paragraph 10.2
                           (b)(iii) above. Further, the billed Party will not receive a disputed amount penalty credit and/or a late payment penalty credit.

                  (f) If a billed Party disputes a bill within three months of the payment date and pays the total billed amount on or before the payment date, and the billing dispute is resolved in favor of the billed Party, the billed Party will receive a credit for a disputed amount penalty from the billing Party for the period starting with the date of payment and ending on the date of resolution. The credit for a disputed amount penalty shall be the following:

                           The disputed amount penalty shall be calculated by multiplying that portion of the disputed amount paid and resolved in the billed Party's favor times the lesser of:

                           (i) The highest interest rate (in decimal value) which may be allowed by law for commercial transactions, for the number of days from the first date to and including the last date of the period involved, or

                           (ii)) 0.0005 per day for the number of days from the first date to and including the last date of the period involved.

                  (g) If the billed Party disputes a bill within three months of the payment date and pays the total billed amount after the payment date and the billing dispute is resolved in favor of the billed Party, the billed Party will receive a credit for a disputed amount penalty from the billing Party for the period starting with the date of payment and ending on the date of resolution. The credit for a disputed amount penalty shall be as set forth following. In addition, the late payment penalty applied to the disputed amount resolved in the billed Party's favor as set forth in paragraph 10.2(b)(iii) preceding will be credited.

                  (h) If the billed Party disputes a bill within three months of the payment date and does not pay the disputed amount or does not pay the billed amount (i.e., the non-disputed and disputed amount), and the billing dispute is resolved in favor of the billed Party, the billed Party will not receive a credit for a disputed amount penalty from the billing Party. The late payment penalty applied to the disputed amount resolved in the billing Party's favor as set forth in paragraph 10.2(b)(iii) preceding will not be credited.

                  (i) If a billed Party disputes a bill after three months from the payment date and pays the total billed amount on or before the dispute date or after the dispute date but prior to the date of resolution, and the billing dispute is resolved in favor of the billed Party, the billed Party will receive a credit for a disputed amount penalty from the billing Party for the period starting with the date of dispute (if the payment was received before or on the dispute date) or the date of payment (if the payment was received after the dispute date) and ending on the date of resolution., The credit for a disputed amount penalty shall be as set forth following. The billed Party will not receive a credit for the late payment penalty applied to the disputed amount resolved in the billed Party's favor if the payment was received on or before the dispute date. If the payment was received after the dispute date but prior to the date of resolution, the billed Party will receive a credit for a late payment penalty applied to the disputed amount resolved in the billed Party's favor times a late payment penalty factor for the period starting with the date of dispute and ending on the date of payment. The penalty factor shall be as set forth in paragraph 10.2(b)(iii) preceding.

                  (j) If the billed Party disputes a bill after three months from the payment date and does not pay the disputed amount or does not pay the billed amount (i.e., the non-disputed amount and disputed amount) and the billing dispute is resolved in favor of the billed Party, the billed Party will not receive a credit for a disputed amount penalty from the billing Party. The billed Party will receive a credit for the late payment penalty applied to the disputed amount resolved in the billed Party's favor times a late payment penalty factor for the period starting with the date of dispute and ending on the date of resolution. The penalty factor shall be as set forth in paragraph 10.2(b)(iii) preceding.

                  (k) Adjustments for the quantities of services established or discontinued in any billing period will be prorated to the number of days or major fraction of days based on a thirty (30) day month. The billing Party will, upon request and if available, furnish to the billed Party such detailed information as may reasonably be required for verification of any bill.

                  (l) When a rate as set forth in this Agreement is shown to more than two decimal places, the charges will be determined using the rate shown. The resulting amount will then be rounded to the nearest penny (i.e., rounded to two decimal places).

                  (m) The Parties agree to establish a process by which closure of a specific billing period will occur by joint agreement. The purpose of a closure process is for the Parties to jointly agree to close a billing period to all further analysis and billing transactions. Closure documentation at a minimum should consist of a mutually developed agreement outlining the process, a sign-off document to formalize the closure of a specific period, and documented specific issues which would be exempt from closure. The intent of a closure process is for the Parties to agree that except for exempted issues, all billing and financial adjustments have been processed and rendered for a specific bill period. The Parties agree to a bill closure process which will be established within twelve (12) months of the Effective Date of this Agreement.

         10.4     Audits and Inspections.
                  ----------------------

                  (a) Subject to the terms and conditions of this Section 10.4, the restrictions set forth in Section 18 of the General Terms and Conditions and the reasonable security requirements of each Party and except as may be otherwise specifically provided in this Agreement, each Party (the "Auditing Party") may audit the other Party's (the "Audited Party") books, records and other documents which relate solely to the Parties' billing to the other Party under this Agreement (other than in connection with Local Services, with respect to which no such audit right shall be available except to the extent BA develops an audit of the bill certification process pursuant to an industry collaborative process, in which event such audit rights shall be governed by such developed process and not by this Agreement) once each year at the conclusion of each calendar year, in order to evaluate the accuracy of such other Party's billing and invoicing. The Parties may employ other persons or firms for this purpose. Such audit shall take place at a time and place agreed to by the Parties no later than thirty (30) days after notice thereof to such other Party.

                  (b) Each Audited Party shall promptly correct any billing error that is revealed in an audit, including reimbursing any overpayment in the form of a credit to the Auditing Party on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results. Any disputes concerning audit results shall be resolved pursuant to the procedures described in Section 16 of the General Terms and Conditions of this Agreement.

                  (c) Each Audited Party shall cooperate fully in any such audit, providing reasonable access to any and all appropriate employees and relevant books, records and other documents reasonably necessary to assess the accuracy of its bills.

                  (d) Each Auditing Party may perform a single additional audit of the Audited

                           Party's relevant books, records and documents during any calendar year if the previous audit uncovered uncorrected net variances or errors in invoices in favor of the Audited Party having an aggregate value (except for Local Services purchases) of not less than two percent (2%) of the total amount payable by the Auditing Party during the period covered by the audit.

                  (e) All audits shall be conducted at the sole cost and expense of the Auditing Party.

                  (f) Upon (i) the discovery by either Party of overcharges not previously reimbursed to the other Party or underpayments by a Party or (ii) the resolution of disputed audits, each Party shall promptly reimburse or pay to the Party entitled thereto the amount of any overpayment or underpayment, together with interest thereon at a rate per month equal to the lesser of 1.5% or the maximum permitted legal rate of interest for the number of days from the date such Party received such overpayment or, in the case of an underpayment, should have received such payment through but excluding the date such reimbursement or payment is made. In no event, however, shall interest be assessed on any previously assessed or accrued late payment charges.

         10.5     Alternate Billing to Third Numbers.
                  ----------------------------------

                  10.5.1 Calls on BA resold Lines using BA's Operator Services. The following procedures shall apply for Alternately Billed Calls which are local calls or IntraLATA toll calls carried by BA and originating or terminating over a BA line (x) which has been resold by AT&T pursuant to the terms of Part I of this Agreement and (y) for which BA is providing operator and directory assistance services:

                           10.5.1.1 AT&T Originating Call charged to Customer Served by a BA Line. In the case of a call which originates from an AT&T Customer being served by a resold line in the BA territory within Massachusetts (hereinafter
                                            "AT&T Customer Resold Line") which
                                            is charged to a retail Customer
                                            served by a BA line including a
                                            resold line in BA territory within
                                            Massachusetts (hereinafter "BA
                                            Massachusetts Territory"), BA shall
                                            record and process such call, and
                                            transmit to AT&T an unrated call
                                            record. AT&T shall rate such call
                                            for purposes of charging the retail
                                            Customer and send such rated record
                                            to BA or a resale carrier designated
                                            by BA in billable form for billing
                                            and collection purposes, at which
                                            point AT&T shall have no further
                                            responsibility for billing or
                                            collecting for such
                                            call for BA retail Customers. BA,
                                            for BA retail Customers only, shall
                                            pay AT&T for such call the billed
                                            amount less the billing and
                                            collection fee specified in Part IV.
                                            AT&T shall pay BA for the call at
                                            the wholesale discount rate set
                                            forth in Part IV as billed on the
                                            wholesale bill.

                           10.5.1.2 BA Originating Call charged to AT&T Customer. In the case of a call which originates from a BA retail Customer within Massachusetts and is charged to an AT&T Customer Resold Line, BA shall record and process such call and rate such call for purposes of charging AT&T's
                                            Customer. BA shall send such rated
                                            record to AT&T in billable form for
                                            billing and collection purposes, at
                                            which point BA shall have no further
                                            responsibility for billing or
                                            collecting for such call. AT&T shall
                                            pay BA for such call the billed
                                            amount less the billing and
                                            collection fee specified in Part IV.

                           10.5.1.3 AT&T Originating Call charged to Other Carrier. In the case of a call which originates from an AT&T
                                            Customer Resold Line which is
                                            charged to a customer of a third
                                            party Telecommunications Carrier
                                            outside BA Massachusetts Territory,
                                            BA shall record and process such
                                            call and transmit to AT&T an unrated
                                            call record, at which point BA shall
                                            have no further responsibility for
                                            rating, billing, or collecting for
                                            such call. AT&T shall pay BA for
                                            such call at the wholesale discount
                                            rate set forth in Part IV as billed
                                            on the wholesale bill.

         10.5.2 Calls on BA Resold Lines Using AT&T's Operator Services. The following procedures shall apply for Alternately Billed Calls which are local calls or IntraLATA toll calls carried by BA and originating or terminating over a BA line (x) which has been resold by AT&T pursuant to the terms of Part I of this Agreement and (y) for which BA is not providing operator and directory assistance services:

                           10.5.2.1 AT&T Originating Call charged to BA Customer. In the case of a call which originates from an AT&T
                                            Customer Resold Line and is charged
                                            to a BA retail Customer within BA
                                            Massachusetts Territory, AT&T shall
                                            record and process such call at its
                                            OSPS and rate such call for purposes
                                            of charging BA's Customer and send
                                            such rated record to BA in billable
                                            form for billing and collection
                                            purposes, at which point AT&T shall
                                            have no further responsibility for
                                            billing or collecting for such call.
                                            BA shall pay AT&T for such call the
                                            billed amount less the billing and
                                            collection fee specified in Part IV.
                                            AT&T shall pay charges for
                                            Customized Routing in accordance
                                            with Part IV, Section B. XIII of
                                            this Agreement. Appropriate
                                            Reciprocal Compensation charges for
                                            terminating to a BA line will apply
                                            pursuant to Section 10.6 of this
                                            Agreement.

                           10.5.2.2 BA Originating Call charged to AT&T Customer. In the case of a call which originates from a BA retail Customer within Massachusetts and is charged to an AT&T Customer Resold Line, BA shall record and process such call and rate such call for purposes of charging AT&T's
                                            Customer. BA shall send such rated
                                            record to AT&T in billable form for
                                            billing and collection purposes, at
                                            which point BA shall have no further
                                            responsibility for billing or
                                            collecting for such call. AT&T shall
                                            pay BA for such call the billed
                                            amount less the billing and
                                            collection fee specified in Part IV.

                           10.5.2.3 AT&T Originating Call charged to Other Carrier. In the case of a call which originates from an AT&T
                                            Customer Resold Line which is
                                            charged to a customer of a third
                                            party Telecommunications Carrier
                                            providing services outside BA
                                            Massachusetts Territory, AT&T shall
                                            record and process such call. AT&T
                                            shall pay charges for Customized
                                            Routing in accordance with Part IV,
                                            Section B. XIII of this Agreement.
                                            Appropriate Reciprocal Compensation
                                            charges for terminating to a BA line
                                            will apply pursuant to Section 10.6
                                            of this Agreement.

                  10.5.3 Calls Billed to BA Resold Lines and Carried through CMDS and CATS. The following procedures shall apply for Alternately Billed Calls which are local calls or IntraLATA toll calls billed through the Centralized Message Distribution System ("CMDS") and originating or terminating over a third company's line and charged to a BA line which has been resold by AT&T pursuant to the terms of Part I of this Agreement.

                           10.5.3.1         Calls Carried through CMDS and CATS.
                                            In the case of a call which
                                            originates and terminates outside BA
                                            Massachusetts Territory and is
                                            charged to an AT&T Customer Resold
                                            Line, BA shall provide to AT&T the
                                            information and charges with respect
                                            to such call received from the
                                            out-of-region Telecommunications
                                            Carrier via the daily usage feed. BA
                                            shall have no further responsibility
                                            for rating, billing and
                                            collecting for such call. AT&T shall
                                            pay BA for such call an amount equal
                                            to the amount charged to BA through
                                            the CATS settlement process by such
                                            out-of-region Telecommunications
                                            Carrier with respect to such call as
                                            billed on the wholesale bill and a
                                            Call Usage Detail Service charge in
                                            accordance with Part IV, Section B,
                                            XI. B1 of this Agreement.

                  10.5.4 Administrative Matters. All other matters relating to the rating, billing, payment and transmission of records with respect to Alternately Billed Calls which are not set forth above, including, without limitation, the timing of payments and billings, the frequency of transmission of records and the eligibility of messages for billing, shall be governed by the other applicable provisions of this Agreement or, to the extent not so provided, by the Joint Operations Plan.

                  10.5.5 Other Alternate Billed Calls. A BA territory intraregion Alternate Billed Call clearinghouse will be used for settling Alternately Billed Calls for facility-based and unbundled Network Element purposes and, to the extent it can be implemented, for calls originating or charged to an AT&T Customer Resold Line (including BA lines resold by third party carriers within Massachusetts).

         10.6     Reciprocal Compensation.
                  -----------------------

                  (a) Reciprocal Compensation only applies to the transport and termination of Reciprocal Compensation Traffic.

                  (b) The Parties shall compensate each other for transport and termination of Reciprocal Compensation Traffic, based on actual usage, at the rates set forth in Part IV hereof.

                  (c) The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to interLATA calls, intraLATA toll calls or to intraLATA calls originated on a third-party carrier's network on a 1 + presubscribed basis or a casual dialed (10XXX or 101XXXX) basis. All such calls shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.

                  (d) When either Party delivers seven (7) or ten (10) digit translated intraLATA 800/888 service to the other Party for termination, where the originating Party uses its own switch (i.e., not utilizing unbundled switching from the terminating Party), the originating Party shall provide the terminating Party with customer billing records in industry standard format (EMR) if required by the terminating Party. Where the originating Party utilizes unbundled switching from the terminating Party, the Party with recording capability will provide such records. Where the originating Party uses its own switch (not utilizing unbundled switching) to originate the call, the originating Party may bill the terminating Party for the delivery of the traffic at Reciprocal Compensation rates. The terminating Party may not bill the originating Party for Reciprocal Compensation under this Agreement, except where the originating Party fails to provide the terminating Party with useable EMR records in a timely manner. The originating Party shall bear the entire cost of any systems development and production of such records; provided that the terminating Party that is providing the 800/888 service shall pay for each record provided by the originating Party at the reciprocal record exchange rate set forth in Part IV hereof. If the originating Party performs the 800 database query for the terminating Party, the originating Party may charge the terminating Party for such a query at the rate set forth in Part IV hereof.

                  (e) Each Party shall charge the other Party its effective applicable tariffed IntraLATA switched access rates for the transport and termination of all IntraLATA Toll Traffic.

                  (f) The rates for termination of Reciprocal Compensation Traffic are set forth in Part IV.

110      Service Standards.
         -----------------

                  The Parties hereby agree that the performance standards and remedies approved by the Department in the Consolidated Arbitrations, D.P.U. 96-73/74, 96-75, 96-80/81, 96-83 and 96-94, shall be incorporated by reference into this Agreement and shall govern the provision of services hereunder, as applicable.

120      OSS/Electronic Interfaces.
         -------------------------

         (a) Each BA service order completion (with the exception of complete account conversions processed through the BA Service Order Processor ("SOP") system, e.g., complex services or accounts of 10 lines or greater) shall contain all working telephone numbers ("WTNs") that were processed on the service order. Should BA develop the capability of providing WTNs on orders completed through the SOP system for itself during the Term of this Agreement, BA will make such capability for SOP-processed orders available to AT&T. The Parties mutually agree to continue discussions regarding the feasibility, timeframes and cost to implement such SOP capabilities for AT&T Customers.

         (b)      Migration as Specified.

                  (i) With respect to Local Services customers, AT&T may submit service orders for agreed upon service types for BA end users who convert their existing local exchange service to services resold by AT&T by submitting a service order which indicates the desired service configuration for each end user line being converted. By submitting such service orders, AT&T directs BA to remove all services except for those delineated below and to connect only those services stated on the service order without disconnecting the line. At this time, BA will not support this migration-as-specified service order process for partial acquisitions (i.e. those end user accounts for which AT&T seeks to convert some, but not all, of the end user lines associated with a single Billed Telephone Number). BA agrees that BA will explore the possibility of performing migration-as-specified service order processing for partial migrations in the future. BA shall convert such end user line retaining the end user's existing telephone number (except as otherwise provided in Part I(E)), directory listing information, appearance in the E911 database, disability designations, demarcation information, and voluntary blocking selection. BA shall provision such resold line only with the existing abovereferenced line characteristics and the service configuration provided by AT&T in the service order.

                  (ii)     [Intentionally omitted]

                  (iii) If the service order is incomplete, insufficient, incorrect, or contains conflicting information such that BA is not able to process the order, BA may reject such service order. Any such rejection shall not be considered in any manner in measuring or calculating BA's service performance or satisfying any measurements. Notwithstanding anything to the contrary set forth in this Agreement, (x) in the absence of gross negligence or willful misconduct, BA shall have no liability to AT&T, any AT&T customer, or any other third party as a result of or otherwise in connection with the rejection of any migration-as-specified service order; and (y) AT&T shall indemnify BA and hold BA harmless from and against any and all claims, losses, liabilities and damages to third parties incurred by BA by reason of such incomplete, insufficient, incorrect or otherwise erroneous migration-as-specified service order.

                  (iv) BA shall develop this new service order capability and have it in service to handle a commercially reasonable volume of service orders by March 1, 1998 for Local Services. The Parties shall mutually agree to the expansion of this service order capability to additional service types.

                  (v) Appropriate OSS charges as set forth in Part IV shall apply. Additionally, AT&T shall pay BA its apportioned share of reasonable direct development costs, to the extent not previously recovered from AT&T, for migration-as specified capability (collectively,
                           "Migration-as-Specified Costs"). Prior to incurring such Migration-as Specified Costs, BA shall submit a good faith estimate of such development costs to AT&T. AT&T shall notify BA within ten (10) business days from receipt of such estimate as to whether or not BA should proceed with the development of migration-as-specified capability for Local Services. If AT&T notifies BA to proceed, BA shall continue to develop such capability and AT&T shall be obligated, as stated herein, to pay BA its development costs. Subsequent to the implementation of migration-as specified capability by BA, the parties agree that BA will calculate Migration-as-Specified Costs and submit such costs to AT&T. If AT&T disputes such costs, such dispute shall be submitted pursuant to
                           Section 16 of the General Terms and Conditions to determine (x) if BA actually incurred such costs for the development of this service order process capability to AT&T; and (y) that such costs were reasonably incurred in order to provide this service order process capability to AT&T.

                  (vi) The Parties shall negotiate in good faith to agree on documented interface specifications and a mutually acceptable testing period for the service order capability described above. AT&T agrees to provide prior written notice to BA in the event it decides to use such service order capability for any high volume, unusual quantity or other non-ordinary course of business request sufficiently prior to the date it expects to effect such order so that BA may adequately implement the same, and will agree to further testing in connection therewith to the extent required to assure proper implementation. The Parties shall work cooperatively to assure that any problems in connection with implementation and the provision of such service order capabilities are resolved.

                  (vii) AT&T and BA acknowledge and agree that the new service order process provided herein shall only be utilized by AT&T to place orders in a fully mechanized flow through environment. The parties further agree that any changes to this service order type that the parties may undertake to negotiate shall preserve and not degrade such fully mechanized processes.

                  (viii) AT&T's agreement to pay such development costs herein does not preclude AT&T from asserting a position against BA's recovery of other development costs before appropriate regulatory bodies. The Parties agree that this migration-as-specified provision shall not be used to support either Party's position as to the appropriate means for BA to recover its costs to develop service order processing capabilities.

         (c) AT&T may submit a service order correction, change, supplement or cancellation (a "Change Order") with respect to an initial service order for Local Services and unbundled Network Elements at any time after such service order has been transmitted to BA. BA anticipates rejecting such Orders (i) for incorrect information contained in the Change Order; and (ii) in those instances when the Order has been removed from queue for processing. If such Change Order is rejected for reasons other than incorrect information supplied with the Change Order, AT&T may, at its option, contact its BA service representative for manual intervention on a real time basis. The Parties shall cooperate to resolve any problems which may arise in connection with such service order process. For Local Services, BA will use commercially reasonable efforts to implement the new process by December 1, 1997 or sooner, as mutually agreed to by the parties. The Parties shall mutually agree to an implementation date for unbundled Network Elements.

         (d) As further described in the attached Appendix A to the General Terms and Conditions of this Agreement, the parties agree to work together to develop and implement application-to-application electronic interfaces which already conform or will conform to national standards for primary interfaces* adopted by appropriate industry standards bodies, for the conduct of local service resale, unbundled Network Elements, and the interconnect business between ILECs and CLECs. The specifications stated in Appendix A reflect the Parties' reasonable interpretation of what they believe, at the present time, to be the future national standards. Both Parties agree that the interfaces which will be implemented pursuant to Appendix A will not be proprietary to either party and that information related to these interfaces will be made publicly available in accordance with Applicable Laws. Neither party waives any of its rights as a participant in industry forums in the development and implementation of national standards. The Parties acknowledge that the state of the art in this area is rapidly changing. The Parties agree that this
                  Section 12(d) of the Agreement and Appendix A hereto and any joint implementation plans pursuant to Appendix A do not imply and shall not be used in any manner to demonstrate that (i) existing BA interfaces do or do not meet OSS requirements established by appropriate regulatory bodies; (ii) adoption of national standards is a requirement under the Act, the Order, or Applicable Laws; or (iii) a particular means of cost recovery is appropriate or not, except to the extent the Parties have agreed to cost recovery herein. Except for the foregoing neither party waives its rights to present its positions with respect to the adequacy of BA's existing and future interfaces and the need for national standards.

         (e) The Parties acknowledge that activities similar to those described in this Section 12 and Appendix A to these General Terms and Conditions are currently underway in New York pursuant to the NY Agreement and that, where practical, the Parties do not intend unnecessarily to duplicate performance thereunder.

-----------------------
* As used herein, the term "Primary Interface" relates to the interface which is designated as primary interface amongst more than one alternative offering by an impartial, recognized standards body in the United States.

130      Operations Plan and Implementation Team. The Parties agree to an
         ---------------------------------------
Implementation Plan as set forth in Attachment 2 to this Agreement.

140      Force Majeure.
         -------------

         (a) Neither Party shall be liable for any delay or failure in performance of any part of this Agreement (other than an obligation to make money payments) from any cause beyond its reasonable control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, strikes, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation carriers (each, a "Force Majeure Event"). If any Force Majeure Event occurs, the Party delayed or unable to perform shall give prompt notice to the other Party and shall take all reasonable steps to mitigate the effects of such Force Majeure Event. During the pendency of the Force Majeure Event, the duties of the Parties under this Agreement affected by the Force Majeure Event shall be abated and, upon cessation of such Force Majeure Event, shall resume as promptly as reasonably practicable, without liability thereafter.

         (b) Notwithstanding paragraph (a) of this Section 14, no delay or other failure to perform shall be excused pursuant to this
                  Section 14 by the acts or omissions of a Party's subcontractors, materialmen, suppliers or other third persons providing products or services to such Party unless such acts or omissions are themselves the product of a Force Majeure Event, or unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

150 Certain State and Local Taxes. Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income (other than income taxes included in rates through the computation of carrying charge factors). Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be qualified for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

160      Dispute Resolution.
         ------------------

         (A)      Inter-Company Review Board:

                  (1) The Parties to this Agreement shall establish an Inter-Company Review Board consisting of at least one representative from each Party at the managing director or above level (or such lower level as the Parties agree) to assist in the resolution of disputes between BA and AT&T.

                           (a) Each Party must designate its initial representative to the Inter-Company Review Board within 15 days of the Effective Date of this Agreement.

                           (b) The Parties may change their designee, or select an alternative designee, as required or deemed appropriate, without notice.

         (B)      Non-Service Affecting Disputes:
                  ------------------------------

         If a non-service affecting dispute arises between BA and AT&T during the Term of the Agreement, the following process, which shall be overseen by the Department, shall be followed to resolve such dispute. In the event the Parties, in good faith, do not agree that a non-service affecting dispute exists, the dispute shall be assumed to be a service affecting dispute (except as provided in Paragraph (C) below) and the process for resolving a service affecting dispute, as described in Paragraph (C) below, shall be followed.

                  (1)      Informal Negotiation of Non-Service Affecting
                           ---------------------------------------------
                           Dispute.
                           -------

                           If the Parties have a non-service affecting dispute either Party may initiate the procedures set forth herein by providing notice of the existence of a non-service affecting dispute as set forth in Section 17 of the General Terms and Conditions of the Agreement. The petitioning party shall also serve the Department and the Inter-Company Review Board with a copy of the notice.

                           (a) The Parties shall have an initial 30-day period beginning from the date on which either Party has provided written notice to the other Party identifying the existence of a non-service affecting dispute within which to resolve the dispute themselves, without mediation or arbitration as provided below. The Parties shall make a reasonable effort to meet as often as necessary but not less than one time each week in an effort to resolve a dispute.

                           (b) The Parties may also mutually agree to other informal resolution processes for specific circumstances, including, but not limited to commercial mediation or arbitration prior to requesting the

                                    Department initiate mediation or arbitration of any non-service affecting dispute between BA and AT&T.

                  (2)      Formal Mediation or Expedited
                           -----------------------------
                           Investigation/Arbitration of Non-Service Affecting
                           --------------------------------------------------
                           Dispute by the Department.
                           --------------------------

                           If the Inter-Company Review Board is unable to resolve a non-service affecting dispute within thirty
                           (30) days (or such other period agreed to in writing by the Parties) either Party may petition the Department. The initial petition shall be for mediation. If agreement cannot be reached through mediation, the aggrieved Party may then petition the Department for expedited investigation/arbitration. The mediation and expedited investigation/arbitration process shall be overseen by the Department.

                           (a) A request for mediation shall be submitted in writing to the Department, with a copy served on the other Party.

                           (b) The period of mediation shall be 60 days commencing on the date of filing of such petition for mediation. Such petition shall include a request to the Department to choose a mediator within the first 10 days of such 60 day period, and the mediation shall be conducted by a mediator designated by the Department. The Department may assign a staff person or a professional mediator, funded equally by the Parties, to conduct the mediation. The Parties shall cooperate in good faith with the mediator to resolve the dispute within such 60 day period. If, at any date following the 45th day of such 60 day period, the Parties have not resolved their dispute, the Parties may request the mediator formally declare a deadlock.

                           (c) Following the earlier to occur of (i) expiration of the 60-day mediation period without resolution of the dispute between the Parties or (ii) formal declaration of a deadlock by the mediator as contemplated in preceding paragraph (b), either Party may petition the Department to open an expedited investigation/arbitration into the dispute. The petition should include a comprehensive explanation of the dispute (e.g., unresolved issues, areas of agreement, stipulations of fact), as well as all relevant
                                    correspondence exchanged during negotiations or mediation. The petitioning Party shall provide a copy of the petition to the other Party on the same day that it is filed with the Department. The petition shall include a request to open an expedited investigation/arbitration within 10 business days of receipt of its petition. The Department may assign a staff person or a professional arbitrator, funded equally by the Parties, to conduct the expedited investigation/arbitration which shall be no more than 60 days. The staff person or arbitrator shall issue and serve his or her decision and award on the Parties within 20 business days of the close of the investigation/arbitration. Any such decision shall be submitted to the Department for approval, unless otherwise provided by the Department.

         (C)      Service Affecting Disputes:
                  --------------------------

                  If a service affecting dispute arises between BA and AT&T during the Term of the Agreement, the following process, which shall be overseen by the Department, shall be followed to resolve such dispute. Any disputes over a matter that directly affects the ability of a Party to provide uninterrupted high-quality services to its customers shall be considered a service affecting dispute. However, in the sole discretion of the Party identifying the existence of the service affecting dispute, said dispute may be resolved in accordance with the general procedures/timeframes for a non-service affecting dispute, as described above. The Parties agree that disputes regarding collocation remedies in Exhibit A to Part III hereof shall not constitute service affecting disputes.

                  (1)      Informal Negotiation of Service Affecting Dispute.
                           -------------------------------------------------

                           If the Parties have a service affecting dispute either Party may initiate the procedures set forth herein by providing notice of the existence of a service affecting dispute as set forth in Section 17 of the General Terms and Conditions of the Agreement. The petitioning party shall also serve the Department and the Inter-Company Review Board with a copy of the notice.

                           (a) The Parties shall have an initial 5 business day period beginning from the date on which either Party has provided written notice to the other Party identifying the existence of a service affecting dispute and seeking to resolve it, within which to resolve the dispute themselves through the Inter-Company Review Board, without mediation or arbitration as provided below, except as set forth in subsection (b) below. The Parties shall make a reasonable effort to meet as often as necessary but not less than once in an effort to resolve the dispute.

                           (b) The Parties may also mutually agree to other informal resolution processes for specific circumstances, including, but not limited to commercial mediation or arbitration prior to requesting the Department to initiate mediation or arbitration of a service affecting dispute between BA and AT&T.

                  (2)      Formal Expedited  Investigation/Arbitration of
                           ----------------------------------------------
                           Service Affecting Dispute by the Department.
                           -------------------------------------------

                           If the Inter-Company Review Board is unable to resolve a service affecting dispute within 5 business days (or such other period agreed to in writing by the Parties) either Party may petition the Department for expedited consideration and disposition of such dispute pursuant to paragraph B(2)(c) above. There shall be no period of mediation. The other Party shall assent to such request for expedition. In addition, to the extent technically and operationally feasible, the Party against whom the complaint has been made, shall take immediate remedial action to correct the service affecting condition, without prejudice to its position on the merits of the dispute or its right to recover any costs incurred in implementing an interim solution. The staff person or arbitrator appointed by the Department shall issue and serve his or her decision and award on the Parties within 10 business days of the close of the investigation/arbitration. Such decision shall be submitted for approval by the Department, unless otherwise provided by the Department.

         (D)      Confidentiality:
                  ---------------

                  (1) BA, AT&T, and the arbitrator will treat the arbitration proceedings, including the hearings and conferences, discovery, or other related events, as confidential, except as necessary in connection with a judicial challenge to, or enforcement of, an award, or unless otherwise required by an order or lawful process of a court or governmental body.

                  (2) In order to maintain the privacy of all arbitration conferences and hearings, the arbitrator shall have the power to require the exclusion of any person, other than a Party, counsel thereto, or other essential persons.

                  (3) To the extent that any information or materials disclosed in the course of an arbitration proceeding contain proprietary, trade secret or confidential information of either Party, it shall be safeguarded in accordance with an appropriate agreement for the protection of proprietary, trade secret or confidential information that the Parties agree to negotiate. However, nothing in such negotiated agreement shall be construed to prevent either Party from disclosing the other Party's information to the arbitrator in connection with or in anticipation of an arbitration proceeding. In addition, the arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets, or other sensitive information in the event the Parties cannot agree upon an agreement to govern the handling of such information.

170 Notices. Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in hard-copy writing (unless otherwise specifically provided herein) and shall be sufficiently given if (a) delivered personally, (b) delivered by prepaid overnight express service or (c) delivered by confirmed telecopier transmission with a copy delivered thereafter in the manner set forth in (a) or (b) above, to the following (unless otherwise specifically required by this Agreement to be delivered by other means or to another representative or point of contact and except for notices required in the ordinary course of business):

                  If to AT&T:
                  AT&T Communications of New England, Inc.
                  32 Avenue of the Americas
                  New York, NY 10013
                  Attention: Vice President-Northeast States, LSO
                  Telecopier: (212) 387-4908

                  with a copy of each notice relating to an action, suit, proceeding or claim to be sent simultaneously to:

                  AT&T Corp.
                  32 Avenue of the Americas
                  26th Floor
                  New York, NY 10013
                  Attention: Regional V.P. - Law and Government Affairs
                  Telecopier: (212) 387-5613

                  If to BA:
                  BA
                  1095 Avenue of the Americas
                  40th Floor
                  New York, NY 10036
                  Attention: President -Telecom Industry Services
                  Telecopier: (212) 597-2562

                  with a copy of each notice relating to an action, suit, proceeding or claim to be sent simultaneously to:

                  BA
                  1095 Avenue of the Americas
                  40th Floor
                  New York, NY 10036
                  Attention: General Counsel
                  Telecopier: (212) 597-2560

         Either Party may unilaterally change its designated representative and/or address for the receipt of notices by giving seven (7) days' prior written notice to the other Party in compliance with this Section. Any notice or other communication shall be deemed given when received.

180      Confidentiality.
         ---------------

         (a) Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a "Disclosing Party") that is furnished or made available or otherwise disclosed to the other Party or any of its employees, contractors, agents or Affiliates (its "Representatives" and, together with a Party, a "Receiving Party") pursuant to this Agreement (such information, other than customer proprietary network information, as defined in
                  Section 222(f)(1) of the Act, being hereinafter collectively referred to as "Proprietary Information") shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be marked "Confidential" or "Proprietary" or by other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) days after disclosure. Unless Proprietary Information was previously known by the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to be regarded as confidential, or is independently developed by the Receiving Party, the Parties hereby agree that in addition to the confidentiality requirements set forth in the Act and the Order, all Proprietary Information (i) shall be held in confidence by each Receiving Party; (ii) shall be disclosed on a confidential basis to only those persons who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used only for such purposes; and (iii) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law only in accordance with Section 18(b) below.

         (b) If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement, to the extent permitted by law, as soon as possible and, where possible, prior to such disclosure. The Disclosing Party may then seek appropriate protective relief from all or part of such requirement, and the Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain. Absent any restraining order or other relief prohibiting any such disclosure by the Receiving Party, then the Receiving Party shall be entitled to disclose such Proprietary Information and shall incur no liability hereunder as a result thereof.

         (c) In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public.

         (d) Except as may be otherwise provided herein, by Applicable Law or in any FCC rules or procedures hereinafter issued, BA shall not use any AT&T data, even if the AT&T data is in aggregated form, for retail marketing purposes, unless such data was previously known by BA free of any obligation not to use such data for retail marketing purposes, has been or is subsequently made public by an act not attributable to BA or is explicitly agreed in writing not to be subject to the restriction set forth in this Section 18(d).

         (e) BA shall provide to AT&T documentation of BA operational flows within 60 days after the Effective Date of this Agreement to help ensure that Section 18(d) above is being complied with by BA.

         (f) The Receiving Party may make copies of Proprietary Information only as reasonably necessary to perform its obligations under this Agreement. All such copies shall bear the same copyright and proprietary rights notices as are contained on the original.

         (g) Except as otherwise expressly provided elsewhere in this Agreement, no license is hereby granted under any patent, trademark, or copyright, nor is any such license implied, solely by virtue of the disclosure of any Proprietary Information.

         (h)      The Parties acknowledge and agree that CPNI is governed by
                  Section 222 of the Act.

190      Number Portability.
         ------------------

         19.1     Interim Number Portability.
                  --------------------------

                  (a) Until Number Portability is implemented on an industry-wide basis pursuant to an order or regulation issued by the FCC or the Department, the Parties agree to provide to each other Interim Number Portability as defined in the Act, ("INP") through remote call forwarding, route indexing, and full NXX code migration as set forth below or through any other technical solution which may, at the option of the Parties, be mutually agreed to by the Parties.

                  (b) Upon implementation of Number Portability pursuant to an FCC or

                           Department regulation, both Parties agree to conform and provide such Number Portability in accordance with said regulation. Once Number Portability is implemented, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to reasonable advance written notice to the other Party.

                  (c) In the event a Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B") and such Customer continues to reside within the same central office boundary and Rate Center, and elects to utilize the original telephone number(s) corresponding to the Exchange Service(s) it previously received from Party A in conjunction with the Exchange Service(s) it will now receive from Party B:

                           (i) Party B shall, upon receipt from such Customer of the type of customer authorization required by the Department or the FCC (together with an associated service order which, among other things, indicates that Party B has obtained the required customer authorization permitting assignment of the number to Party B), place an order with Party A to implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to Party B over the appropriate Local/IntraLATA trunks for purposes of forwarding the call.

                           (ii) Party B shall become the customer of record for the original Party A telephone numbers subject to the INP arrangements provided that Party B continues to use the INP service for the use of the end user customer originally assigned such number, and in all respects shall be treated as the customer as to such number as if Party B has been assigned such number. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible all collect, calling card, and third-number billed calls associated with those numbers, with sub-account detail by retained number. The parties shall work cooperatively to enable Party A to provide such billing statement to Party B in an agreed-upon format via either electronic file transfer, daily magnetic tape, or monthly magnetic tape.

                           (iii) Party A will update its Line Information Database ("LIDB") listings for retained numbers, as directed by Party B, and cancel calling cards associated with those forwarded numbers.

                           (iv) Within two (2) business days of receiving notification from the new Local Services carrier or the Customer terminating service with Party B, Party B shall notify Party A of the Customer's termination of


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

                                    service with Party B. Party A will cancel the INP arrangements for such Customer's telephone number(s). In the event Party A changes its telephone numbers, it may discontinue providing INP service as to such numbers.

                  (d)      Procedures for Providing INP Through Route Indexing.
                           ---------------------------------------------------
                           Either Party may deploy a Route Index arrangement which combines direct trunks provisioned between BA's and AT&T's end offices with trunk side routing translations. Under this arrangement, inbound calls to a ported number will be pointed at a Route Index that sends the call to a dedicated trunk group, built as a direct final, for the sole purpose of facilitating completion for calls to a ported number. Each Party will coordinate with the other to provide this solution in a mutually agreeable and administratively manageable manner (e.g., NXX level) so as to minimize switch resource utilization for both Parties. AT&T shall pay to BA all costs and expenses incurred by BA in implementing such Route Indexing through tandems as requested by AT&T including, without limitation, all costs and expenses arising out of the development of necessary translations/reprogramming of existing trunk routing, the provision of additional dedicated trunks serving each affected tandem and the establishment of increased call processing and memory capacity to handle the increased volume of traffic, codes, translations and routing domains for all affected tandem or end office switches.

                  (e)      Procedures for Providing INP Through Full NXX Code
                           --------------------------------------------------
                           Migration. Where either Party has activated an entire
                           ---------
                           NXX for a single Customer, or activated a portion consisting in excess of fifty percent (50%) of an NXX Code for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an end office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to lead times specified in ATTIS Numbering Committee Guidelines 95-0407-008 C.O. code (NXX) Assignment guidelines and NOF Reference Document, Part II, Section 2.3, NXX Code Openings, for movements of NXXs from one switch to another.

                  (f) The Parties shall pay to each other for ported telephone numbers the amounts determined in accordance with the Rochester Plan formula as referenced in Phase 3 of the Arbitration Award. Terminating IXC access charges shall be shared between BA and AT&T pursuant to meet-point billing arrangements between the Parties using special estimated studies until such time as actual meet-point billing records are available.

         19.2 Number Reassignment. BA shall not be required to reassign to AT&T thousand number blocks (i.e., split NXX codes into blocks of a thousand numbers) in the Local Exchange Routing Guide ("LERG") except to the extent that BA agrees to such reassignment consistent with a change in the national guidelines for Central Office Code assignments.

200      Directory Listings and Directory Distributions.
         ----------------------------------------------

         (a) BA will include those AT&T Customers of Local Services resold by AT&T from BA pursuant to Part I hereof in its "White Pages" and "Yellow Pages" directory listings in accordance with the terms of Appendix A of Part I, and will distribute such directories to such customers, in an identical and transparent manner in which it provides those functions for its own customers' telephone numbers.

         (b) With respect to all other AT&T Customers, BA will include such AT&T Customers' telephone numbers in all of its "White Pages" and "Yellow Pages" directory listings (including electronic directories) and directory assistance databases associated with the areas in which AT&T provides services to such Customers, and will distribute such directories to such Customers, in an identical and transparent manner in which it provides those functions for its own Customers' telephone numbers. In this Section 20, references to AT&T Customer telephone numbers means telephone numbers falling within NXX codes directly assigned to AT&T and to numbers which are retained by AT&T on the customer's behalf pursuant to Interim Number Portability arrangements described in Section 19 of the General Terms and Conditions of this Agreement.

         (c) BA will include all AT&T NXX codes on appropriate existing calling charts in the BA Customer Guide section of the directory in the same manner as it provides this information for its own NXX Codes. BA shall assist AT&T in dealing with Bell Atlantic Yellow Pages Company to facilitate Bell Atlantic Yellow Pages Company's publication of AT&T Calling Charts or other AT&T information in the front portion of Bell Atlantic Yellow Pages Company directories distributed in the MA Region.

         (d AT&T will provide BA with its directory listings and daily updates to those listings (including new, changes, and deleted listings) on a non-exclusive basis in a mutually agreed upon format at no charge.

         (e BA will accord AT&T's directory listing information the same level of confidentiality which BA accords its own directory listing information.

         (f BA shall provide AT&T at no charge with directory distribution for AT&T Customers. The Parties hereby acknowledge and agree that BA is not required, as per applicable tariffs, to provide more than one free white pages directory listing for each


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

                  CENTREX system purchased for resale, regardless of the number of CENTREX lines purchased as part of such system.

         (g BA will provide AT&T with a report of all AT&T customer listings 90 days prior to directory publication in such form and format as may be mutually agreed to by both parties. Both Parties shall use their best efforts to ensure the accurate listing of such information.

         (h BA will work cooperatively with AT&T so that Yellow Page advertisements purchased by Customers who switch their service to AT&T (including Customers utilizing Interim Number Portability) are maintained without interruption. BA will allow AT&T customers to purchase new Yellow Pages advertisements without discrimination, under the identical rates, terms and conditions that apply to BA's customers.

         (i BA will include, on one-eighth of a page, in the "Information Pages" or comparable section of its White Pages Directories for areas served by AT&T in the MA Region, listings provided by AT&T for AT&T's installation, repair and customer service and other customer service-oriented information, including appropriate identifying logo. Such listings shall appear in the manner that such information appears for subscribers of BA and other LECs. BA shall not charge AT&T for inclusion of this information.

         (j       Electronic Format Directory Assistance. Upon at least thirty
                  --------------------------------------
                  days notice from AT&T, BA shall provide to AT&T in electronic format BA's master directory assistance listing for BA end user customers in the MA Region, exclusive of non-published numbers to the extent that BA is prohibited from selling or offering to sell such numbers under Applicable Law. BA shall also provide AT&T with updates (containing adds, deletes and changes only) to these listings, at the same frequency that BA updates its own directory assistance databases. The Parties shall mutually agree to content, format and timing specifications for these directory assistance listings. Such directory assistance listings shall only be used by AT&T for the purpose of providing local directory assistance to AT&T local exchange service customers. AT&T shall pay BA a rate based on the cost of providing directory assistance listings and updates in an electronic format, including a reasonable profit.

21.      Subscriber List Information.
         ---------------------------

         (a At AT&T's request, in accordance with Section 222(e) and (f) of the Act, for the purpose of publishing a directory in any format, BA shall provide to AT&T published Subscriber List Information on a timely basis via readily accessible tape or electronic formats on the same terms and conditions and at the same rates that BA provides its own Subscriber List Information to third party directory publishers. Changes to the Subscriber List Information shall be available on a timely basis through the same tape or electronic transfer means used to transmit the initial Subscriber List Information at the same rates and on the same terms and conditions that BA provides its own Subscriber List Information to third party directory publishers. Subscriber List Information provided by BA shall indicate whether the customer is a residence or business customer.

         (b BA shall provide Subscriber List information that includes AT&T Customers to third parties, as required by the Act, on the same terms and conditions and at the same rates that BA provides its own Subscriber List Information to third parties. AT&T shall receive its pro-rata share (calculated based on the proportionate share of AT&T Customers to the total number of customers included in the Subscriber List Information) of net proceeds realized by BA from third parties for such Subscriber List Information; provided, however, that BA shall not be required to include AT&T Customers in Subscriber List Information sales to third parties (other than AT&T) if BA promptly notifies AT&T of all requests by third party directory publishers and others for AT&T Subscriber List Information thus permitting AT&T to deal directly with said third parties.

22.      Miscellaneous.
         -------------

         22.1 Delegation or Assignment - Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed; provided, however, each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted shall be void ab initio. All obligations and duties of any Party shall be binding on all successors in interest and assigns of such Party.

         22.2 Nonexclusive Remedies - Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

         22.3 No Third Party Beneficiaries - Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

         22.4 Referenced Documents - Unless otherwise specifically provided herein, whenever any provision of this Agreement refers to a technical reference, technical publication, AT&T Practice, BA Practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, AT&T Practice, BA Practice, or publication of industry standards.

         22.5 Governing Law - The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the Parties shall be governed by the laws of the Commonwealth of Massachusetts other than as to conflicts of laws, except insofar as federal law may control any aspect of this Agreement, in which case federal law shall govern such aspect.

         22.6 Publicity and Advertising - Neither Party shall publish or use any advertising, sales promotions or other publicity materials that use the other Party's logo, trademarks or service marks without the prior written approval of the other Party. Neither BA nor AT&T may offer services to its end users or others under any of the brand names of the other Party or any of its parents, subsidiaries or affiliates, regardless of whether or not such brand names are registered trademarks or servicemarks, without the other Party's prior written authorization. Neither Party shall state or imply that there is any partnership or other joint business arrangement with the other Party, its parent, subsidiaries, or affiliates, for the provision of services to the other Party's end users or others. BA and AT&T may jointly develop a press release publicizing their relationship under this Agreement, subject to both (1) any prior non-disclosure agreement, and (2) mutually agreed upon language and media. Notwithstanding this section, AT&T is entitled to identify BA as the underlying carrier of the services provided hereunder.

         22.7 Amendments or Waivers - Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by both Parties. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. By entering into this Agreement neither Party waives any right granted to it pursuant to the Act and/or the Order, except to the extent the Act or the Order permits such rights to be modified or waived and such modification or waiver is expressly set forth herein.

         22.8 Severability - If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement, unless such construction would be unreasonable. However, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the invalid or unenforceable provision. If the Parties are unable to agree on such modification within 30 days after the Agreement provision(s) is held to be illegal, invalid or enforceable, such failure to agree shall be resolved in accordance with the Dispute Resolution process in Section 16 of the General Terms and Conditions.

         22.9 Entire Agreement - This Agreement, which shall include the Attachments, Appendices, Exhibits and other documents referenced herein, including all applicable tariffs as referenced herein (as in effect from time to time except with respect to those provisions in this Agreement in which it is expressly provided otherwise), constitutes the entire Agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein. Neither Party shall be bound by any terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications.

         22.10 Survival of Obligations - Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement; any obligation of a Party under the provisions regarding indemnification, Proprietary Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive expiration or termination hereof.

         22.11 Executed in Counterparts - This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

         22.12 Headings of No Force or Effect - The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

         22.13 Joint Work Product - This Agreement is the joint work product of the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

         22.14 Nonexclusive Dealings - This Agreement does not prevent either Party from providing or purchasing services to or from any other person nor, except as provided in Section 5 of the General Terms and Conditions and Exhibit A (Bona Fide Request Process) of Part II hereof, does it obligate either Party to provide or purchase any services not specifically provided herein.

         22.15 No License - No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

         22.16 Dialing Parity - In addition to the parity requirements set forth in Section E of Part I, the Parties shall provide dialing parity to each other as required under Section 251(b)(3) of the Act, except as may be limited by Section 271
                  (e)(2)(B) of the Act.

         22.17 Disclaimer of Warranties - Upon the Department's ruling that it has substantially completed the establishment of performance standards and remedies in the Consolidated Arbitrations, D.P.U. 96-73/74, 96-75, 96-80/81, 96-83 and
                  96-94, the following disclaimer shall take effect: EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.